UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2009

Date of Report (Date of earliest event reported)

Verso Paper Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-148201	75-3217389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Verso Paper Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142283	56-2597634
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address, including zip code, of principal executive offices)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 3, 2009, Verso Paper Holdings LLC (“Verso Holdings”) entered into an Amended and Restated Credit Agreement with Credit Suisse, Cayman Islands Branch, as administrative agent, the lenders and the other parties thereto. The amendment allows for the issuance of $325 million aggregate principal amount of 11.5% senior secured notes due 2014 (the “Notes”), which will be secured on a ratable and pari passu basis with Verso Holdings’ senior secured credit facilities. The amendment also, among other things, increases the applicable margin for the interest rate on borrowings under the revolving credit facility to 3.0% for Eurodollar loans and 2.0% for base rate loans and eliminates the requirement to maintain a net first-lien secured debt to Adjusted EBITDA ratio. The amendment will become effective upon the issuance of the Notes and the use of the proceeds from the Notes to prepay in full the term loans outstanding under the senior secured credit facilities, in addition to customary conditions. Following the consummation of the amendment, the issuance of the Notes, the prepayment of the term loans and related transactions (including the payment of fees and expenses), only the revolving credit facility will remain under the senior secured credit facilities.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement attached hereto as Exhibit 10.1.

Item 8.01.	Other Events

As previously disclosed, the New York Stock Exchange (the “NYSE”) notified Verso Paper Corp. (“Verso”) on February 2, 2009 that it had fallen below the NYSE’s continued listing standard requiring that the average closing price of Verso’s common stock over a consecutive 30 trading-day period be at least $1.00 per share. On June 1, 2009, the NYSE notified Verso that it had regained compliance with the share price standard by virtue of the fact that both the closing price of the common stock on May 29, 2009, and the average closing price of the common stock for the consecutive 30 trading-day period ended May 29, 2009, were above $1.00 per share.

Verso remains below the NYSE’s separate continued listing standard requiring that it have an average market capitalization over a consecutive 30 trading-day period of at least $75 million. Verso continues to proceed under an NYSE-approved plan to achieve compliance with the market capitalization standard by June 11, 2010.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is included with this report:

Exhibit Number	Description of Exhibit
10.1	Amended and Restated Credit Agreement dated as of June 3, 2009, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, the lenders party thereto, Credit Suisse, Cayman Islands Branch, as administrative agent, Lehman Brothers Inc., as syndication agent, Citigroup Global Markets Inc. and Bank of America Securities LLC, as co-documentation agents, and Credit Suisse Securities (USA) LLC and Lehman Brothers Inc., as joint bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2009

VERSO PAPER CORP.

By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

VERSO PAPER HOLDINGS LLC

By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Amended and Restated Credit Agreement dated as of June 3, 2009, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, the lenders party thereto, Credit Suisse, Cayman Islands Branch, as administrative agent, Lehman Brothers Inc., as syndication agent, Citigroup Global Markets Inc. and Bank of America Securities LLC, as co-documentation agents, and Credit Suisse Securities (USA) LLC and Lehman Brothers Inc., as joint bookrunners.